Exhibit 10.2

Execution Version

Rollover Agreement

This ROLLOVER AGREEMENT (this “Agreement”) is made and entered into as of December 12, 2025, by and among Uinta Infrastructure Group Corp., a Delaware corporation (“Holdings”), and the undersigned individual (“Rollover Seller”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, reference is hereby made to that certain Agreement and Plan of Merger, dated as of August 12, 2024, by and among Integrated Rail and Resources Acquisition Corp., a Delaware corporation, Uinta Integrated Infrastructure Inc., a Delaware corporation, Uinta Integrated Infrastructure Holdings, Inc., a Delaware corporation, RR Integration Merger Co., a Delaware corporation, RRG Merger LLC, a Delaware limited liability company, Tar Sands Holdings II, LLC, a Utah limited liability company (the “Company”), and Endeavor Capital Group, LLC (as amended by that certain Amendment to and Waiver of Agreement and Plan of Merger dated November 8, 2024, that certain Second Amendment to Agreement and Plan of Merger dated December 31, 2024, that certain Waiver to Agreement and Plan of Merger dated April 30, 2025, that certain Third Amendment to Agreement and Plan of Merger dated May 14, 2025, that certain Fourth Amendment to Agreement and Plan of Merger dated July 14, 2025, that certain Fifth Amendment to Agreement and Plan of Merger dated September 15, 2025, and that certain Sixth Amendment to Agreement and Plan of Merger dated December 12, 2025 (the “Merger Agreement”), pursuant to which, among other things, it is contemplated that Rollover Seller will contribute the Rollover Interests to Holdings in exchange for the Company Common Stock Consideration; and

WHEREAS, Rollover Seller desires to acquire, and Holdings desires to issue to Rollover Seller, the Company Common Stock Consideration, on the terms and subject to the conditions set forth in this Agreement (such contribution, the “Rollover Contribution”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, Rollover Seller and Holdings hereby agree as follows:

Section 1. Rollover Contribution. On the Closing Date immediately prior to the Closing, Rollover Seller shall, and by execution of this Agreement does hereby contribute, assign, transfer, convey and deliver to Holdings the Rollover Interests as set forth on Annex I (the “Contributed Interests”), free and clear of any and all Liens and restrictions on transfer (other than restrictions on transfer under applicable securities Laws and any restrictions arising under the organizational documents of the Company), in exchange for the Company Common Stock Consideration.

Section 2. Representations and Warranties of Rollover Seller. Rollover Seller hereby represents and warrants to Holdings that the following statements are true and correct as of immediately prior to the transactions contemplated hereby:

(a) Rollover Seller has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(b) the execution, delivery and performance of this Agreement (i) does not and will not conflict with, violate or cause a breach of any Contract to which Rollover Seller is a party or any Order to which Rollover Seller is subject and (ii) assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto and thereto, constitutes the valid and binding obligation of Rollover Seller, enforceable against Rollover Seller in accordance with its terms;

(c) Rollover Seller has good and valid title to the Rollover Interests, free and clear of all Liens (other than restrictions on transfer under applicable securities Laws and any restrictions arising under the organizational documents of the Company), and is the record and beneficial owner thereof;

(d) the Company Common Stock Consideration to be issued to Rollover Seller pursuant to this Agreement will be received for Rollover Seller’s own account and not with a view to, or a present intention of, distribution thereof in violation of the Securities Act of 1933 or any applicable state securities Laws, and the Company Common Stock Consideration will not be disposed of in contravention of such Laws;

(e) Rollover Seller has had an opportunity to ask questions and receive sufficient answers concerning the terms of the Company Common Stock Consideration and has had access to such other information concerning Holdings as Rollover Seller has reasonably requested in connection therewith; and

(f) Rollover Seller has had the opportunity to consult with independent tax, legal, accounting and other advisors and counsel regarding Rollover Seller’s rights and obligations under this Agreement, the Merger Agreement, the organizational documents of Holdings.

Section 3. Representations and Warranties of Holdings. Holdings hereby represents to Rollover Seller that the following statements are true and correct as of immediately prior to the transactions contemplated hereby:

(a) Holdings is duly organized and validly existing under the Laws of the state of Delaware and has all requisite corporate power and authority necessary to carry on its business as now conducted, to execute and deliver this Agreement and to perform its obligations hereunder;

(b) the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by Holdings;

(c) this Agreement has been duly executed and delivered by Holdings and, assuming this Agreement constitutes a valid and binding obligation of the other parties, constitutes the legal, valid and binding obligation of Holdings, enforceable against each of them in accordance with its terms;

(d) the execution, delivery and performance of this Agreement does not conflict with, violate or cause a breach of any Contract to which Holdings is a party or any judgment, Order, decree, statute, rule, regulation or other Law to which it is subject;

(e) upon issuance by Holdings of the Company Common Stock Consideration, such stock will be duly authorized, validly issued and fully paid and will have been issued in accordance with the organizational documents of Holdings, and, assuming the accuracy of the representations and warranties set forth in Section 2 above, in compliance with applicable state and federal securities Laws;

(f) Holdings has not experienced a material adverse effect since the initial date of the Merger Agreement.

(g) Holdings is in compliance with all applicable Securities Laws;

(h) No litigation is pending that would materially affect Holdings’ ability to perform this Agreement; and

(i) Holdings has sufficient authorized but unissued shares to fulfill its obligations hereunder.

Section 4. Conditions Precedent. Rollover Seller’s obligation to contribute the Rollover Interests is conditioned upon:

(a) Completion of both the Company Merger and SPAC Merger pursuant to the Merger Agreement;

(b) No material adverse change in Holdings since the date of the Merger Agreement; and

(c) Receipt of all required regulatory approvals for the Transactions.

Section 5. Termination. This Agreement shall automatically terminate if: (a) the Merger Agreement is terminated for any reason; (b) The Transactions are not consummated by April 30, 2026; (c) A material adverse change occurs that would reasonably be expected to significantly impair the value of the Company Common Stock Consideration.

Section 6. Registration Rights. Rollover Seller acknowledges that the Company Common Stock Consideration will be subject to the Registration Rights Agreement, dated as of the date hereof, which provides for certain registration rights with respect to such shares of Holdings Common Stock.

Section 7. Tax Treatment. For federal (and applicable state and local) income tax purposes, the parties hereby agree the SPAC Merger and the Rollover, together, qualify as an integrated transaction described in Section 351 of the Code, with Rollover Seller recognizing no gain or loss with respect to his receipt of the Company Common Stock Consideration from Holdings pursuant to Section 351(a) of the Code.

Section 8. Governing Law; Venue; Waiver of Jury Trial. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement (or any Legal Proceeding based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby or the negotiation hereof) and the exhibits and schedules hereto will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought and determined exclusively in the Delaware Court of Chancery of the State of Delaware; provided, if the Delaware Court of Chancery does not have jurisdiction, any such Legal Proceeding will be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding that is brought in any such court has been brought in an inconvenient forum. Each of the parties agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into by the parties in express reliance upon 6 Del. C. §2708. Process in any such Legal Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION 5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY LEGAL PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 9. Miscellaneous. This Agreement, the Merger Agreement, the organizational documents of Holdings, and the other documents referred to herein and therein contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. Reference to any agreement, statute or document herein are references to such agreement, statute and document as amended. This Agreement may be amended only by a written instrument signed by Holdings and Rollover Seller. A waiver of any term of this Agreement shall be effective only if set forth in a writing signed by the party against whom such waiver is to be enforced. No assignment, transfer or delegation by Rollover Seller of this Agreement or any rights or obligations hereunder shall be effective without the prior written consent of Holdings. Rollover Seller intends for this Agreement to bind Rollover Seller’s representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, as applicable. Nothing contained in this Agreement will be construed to confer on any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise. All representations and warranties contained herein shall survive until the expiration of the statute of limitations. This Agreement may be executed in separate counterparts and delivered by email or other means of electronic transmission.

Section 10. Legal Representation. Each of the parties hereby agrees that Winston & Strawn LLP (“W&S”) has served as counsel to Holdings and certain of their respective Affiliates (other than Rollover Seller) in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, W&S (or any successor) may serve as counsel to such persons or any direct or indirect manager, member, partner, equityholder, officer, employee or Affiliate of such person(s) in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation and each of the parties hereby consents thereto, and waives any conflict of interest arising therefrom, and each such party shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

Section 11. Indemnification. Holdings shall indemnify Rollover Seller against any losses arising from: (a) breaches of Holdings’ representations, warranties, or covenants herein; (b) any misstatement or omission in any disclosure provided by Holdings; or (c) any violation of Securities Laws by Holdings in connection with this Agreement.

Section 12. Specific Performance. Rollover Seller shall be entitled to seek specific performance of Holdings’ obligations hereunder, including the issuance of the Company Common Stock Consideration, without the need to post bond or prove inadequacy of monetary damages.

[Signature pages follow.]

The parties hereto have executed this Agreement as of the date first above written.

HOLDINGS:

UINTA INFRASTRUCTURE GROUP CORP.

By:	/s/ Mark A. Michel
Name:	Mark A. Michel
Title:	Director

[Signature Page to Rollover Agreement]

ROLLOVER SELLER:

ENDEAVOR CAPITAL GROUP, LLC

/s/ Joseph Sorenson
Name:	Joseph Sorenson
Its:	Manager

[Signature Page to Rollover Agreement]

Annex I

Rollover Amount	Rollover Interests	Company Common Stock Consideration
$8,000,000	100% of the issued and outstanding Membership Interests of Tar Sands Holdings, LLC, a Utah limited liability company	8,000,000